Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	April 30, 2014 Contact: West Gotcher, Investor Relations 713-757-5539

FOR IMMEDIATE RELEASE

Key Energy Services Reports First Quarter 2014 Earnings

HOUSTON, TX, April 30, 2014 – Key Energy Services, Inc. (NYSE: KEG) reported first quarter 2014 consolidated revenues of $356.1 million and a pre-tax loss of $19.6 million, or $0.08 per share. These results include a $0.01 loss due to severance, primarily in Mexico, and approximately a $0.01 loss due to severe weather disruptions. Excluding severance, the Company recorded a $0.07 per share loss for the first quarter. Fourth quarter 2013 consolidated revenues were $362.2 million with a loss of $15.4 million, or $0.08 per share, which included $0.02 of loss due to severance, primarily in Mexico.

The following table sets forth summary data for the first quarter 2014 and prior comparable quarterly periods.

	Three Months Ended (unaudited)
	March 31, 2014	December 31, 2013	March 31, 2013
	(in millions, except per share amounts)
Revenues	$356.1	$362.2	$428.4
Loss attributable to Key	(11.9)	(12.5)	(0.3)
Diluted loss per share attributable to Key	(0.08)	(0.08)	(0.00)
Adjusted EBITDA	46.3	57.3	68.8

U.S. Segment

First quarter 2014 U.S. revenues were $324.0 million, flat compared to $324.1 million in the fourth quarter 2013. First quarter operating income was $35.7 million, or 11.0% of revenue, compared to $47.0 million, or 14.5% of revenue, in the fourth quarter. Operating income margins were impacted by payroll taxes, costs associated with moving rigs from Mexico to the U.S. and multiple severe weather events. Completion-driven services, such as Coiled Tubing Services, large completion rigs and pipe rental, improved sequentially. Severe weather and changes in regional revenue mix impacted the Company’s production-driven services, specifically Rig Services and Fluid Management Services.

International Segment

First quarter 2014 International revenues were $32.1 million, down 15.7% compared to fourth quarter 2013 revenues of $38.1 million. First quarter operating loss was $10.5 million, or -32.7% of revenues, compared to fourth quarter operating loss of $20.2 million, or -53.1% of revenues. Operating income margins were adversely impacted by $1.3 million of severance primarily associated with the downsizing of our Mexico operations.

General and Administrative Expenses

General and Administrative (G&A) expenses were $52.9 million, or 14.8% of revenues, for the first quarter compared to $48.1 million, or 13.3% of revenues, in the prior quarter. The sequential increase is attributable primarily to the change in fair value of existing stock-based compensation and unemployment taxes.

April 30, 2014

Capital Expenditures and Balance Sheet

Capital expenditures were $28.5 million during the first quarter 2014. Key’s consolidated cash balance at March 31, 2014 was $40.9 million compared to $28.3 million at December 31, 2013. Total debt at March 31, 2014 was $763.8 million compared to total debt of $767.6 million at December 31, 2013. At the end of the quarter, there was $413.9 million undrawn under the Company’s $550 million senior secured credit facility. Net debt to total capitalization at March 31, 2014 was 36.2%. Additionally during the quarter, the Company redeemed at par its remaining 8.375% Senior Notes due 2014 for $3.6 million and paid $0.1 million of accrued interest.

Overview and Outlook

Key’s Chairman, President and Chief Executive Officer, Dick Alario, stated, “We are encouraged by the pace of U.S. well completion activity that we’ve seen since exiting the harsh winter season and by demand for our services in the Permian Basin, now predominantly driven by horizontal-directed activity. Further, we are more optimistic about the long-term prospects for well intervention and recompletion activity for the aging horizontal oil shale well inventory. Given the pace of recent customer inquiries and tender activity, we believe customer spending will ramp up as we exit the second quarter and enter the second half of the year.

“We expect U.S. revenues in the second quarter to increase 4%—6% over first quarter levels. Further, we expect U.S. operating income margins to recover 250 to 350 basis points from the burden associated with seasonal impacts in the first quarter.

“In our International segment, we expect second quarter revenue to decline approximately 10% sequentially as certain contracts conclude. With our current cost structure and the progression of activity in other markets, we believe that our financial results have effectively bottomed and should allow operating margins to improve approximately 2,000 basis points in the second quarter.”

Conference Call Information

As previously announced, Key management will host a conference call to discuss its first quarter 2014 financial results on Thursday, May 1, 2014 at 10:00 a.m. CST. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 30881790. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”

A telephonic replay of the conference call will be available on Thursday, May 1, 2014, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 30881790. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

April 30, 2014

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
REVENUES	$356,141	$362,164	$428,449
COSTS AND EXPENSES
Direct operating expenses	258,302	259,881	299,182
Depreciation and amortization expense	51,095	55,934	54,193
General and administrative expenses	52,866	48,107	63,245

Operating income (loss)	(6,122)	(1,758)	11,829

Interest expense, net of amounts capitalized	13,554	13,602	13,804
Other (income) loss, net	(69)	75	(1,223)

Loss before tax income taxes	(19,607)	(15,435)	(752)
Income tax benefit	7,708	2,917	566

Net loss	(11,899)	(12,518)	(186)

Income attributable to noncontrolling interest	—	—	88

LOSS ATTRIBUTABLE TO KEY	$(11,899)	$(12,518)	$(274)

Loss per share attributable to Key:
Basic and diluted	$(0.08)	$(0.08)	$—
Weighted average shares outstanding:
Basic and diluted	152,927	152,335	151,967

April 30, 2014

Condensed Consolidated Balance Sheets (in thousands):

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,949	$28,306
Other current assets	458,128	477,847

Total current assets	499,077	506,153
Property and equipment, net	1,343,453	1,365,646
Goodwill	623,233	624,875
Other assets, net	85,864	90,796

TOTAL ASSETS	$2,551,627	$2,587,470

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$64,671	$58,826
Other current liabilities	151,299	173,518

Total current liabilities	215,970	232,344
Long-term debt, less current portion	763,843	763,981
Other non-current liabilities	338,145	340,052
Equity	1,233,669	1,251,093

TOTAL LIABILITIES AND EQUITY	$2,551,627	$2,587,470

Consolidated Cash Flow Data (in thousands, unaudited):

	Three Months Ended
	March 31, 2014	March 31, 2013
Net cash provided by operating activities	$45,694	$19,562
Net cash used in investing activities	(26,751)	(51,385)
Net cash provided by (used in) financing activities	(6,934)	25,826
Effect of exchange rates on cash	634	(52)
Net increase (decrease) in cash and cash equivalents	12,643	(6,049)
Cash and cash equivalents, beginning of period	28,306	45,949

Cash and cash equivalents, end of period	$40,949	$39,900

April 30, 2014

Segment Revenue and Operating Income (in thousands, except for percentages, unaudited):

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Revenues
U.S. Operations:
Rig Services	$164,751	$165,964	$161,750
Fluid Management Services	61,588	64,214	70,384
Coiled Tubing Services	44,495	41,152	49,291
Fishing & Rental Services	53,210	52,754	64,647

Total U.S. Operations	324,044	324,084	346,072
International Operations	32,097	38,080	82,377

Consolidated Total	$356,141	$362,164	$428,449

Operating Income (Loss)
U.S. Operations	$35,657	$46,967	$38,275
International Operations	(10,491)	(20,213)	11,874
Functional Support	(31,288)	(28,512)	(38,320)

Consolidated Total	$(6,122)	$(1,758)	$11,829

Operating Income (Loss) % of Revenues
U.S. Operations	11.0%	14.5%	11.1%
International Operations	(32.7)%	(53.1)%	14.4%
Consolidated Total	(1.7)%	(0.5)%	2.8%

April 30, 2014

Following is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA as required under Regulation G of the Securities Exchange Act of 1934.

Reconciliations of EBITDA and Adjusted EBITDA to net loss (in thousands, except for percentages, unaudited):

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net loss	$(11,899)	$(12,518)	$(186)
Income tax benefit	(7,708)	(2,917)	(566)
Income attributable to noncontrolling interest, excluding depreciation and amortization	—	—	(544)
Interest expense, net of amounts capitalized	13,554	13,602	13,804
Interest income	(18)	(90)	(11)
Depreciation and amortization	51,095	55,934	54,193

EBITDA	$45,024	$54,011	$66,690

% of revenues	12.6%	14.9%	15.6%
Severance costs	1,284	3,337	—
Executive retirement	—	—	2,153
Adjusted EBITDA	$46,308	$57,348	$68,843

% of revenues	13.0%	15.8%	16.1%
Revenues	$356,141	$362,164	$428,449

“EBITDA” is defined as income or loss attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as loss on debt extinguishment, certain other gains or losses, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

April 30, 2014

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•	EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

April 30, 2014

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future operational and activity expectations, international growth, and anticipated financial performance in the second quarter and remainder of 2014. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and risks that Key’s expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in Key’s businesses, or could further deteriorate or worsen from the recent market declines, and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks relating to Key’s ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks affecting Key’s international operations, including risks that Key may not be able to achieve its international growth and mobilization strategy in the foreign countries in which Key operates; risks that Key may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into Key’s operations; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, Ecuador, the Middle East and Russia.